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                                                                    Exhibit 23.2

                                    CONSENT

     We hereby consent to the incorporation by reference as an exhibit to the Registration Statement relating in the securities of UBS Americas Inc. (as successor by merger to Paine Webber Group Inc.) set forth on Annex A, of our opinion filed as exhibit 5.1 to the Registration Statement Nos. 333-13831, 333-13831-01 to -04 of Paine Webber Group Inc. We also hereby consent to the reference to us under the heading "Validity of the Securities" in the Prospectus relating to such securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,




                                               /s/ Cravath, Swaine & Moore


December 22, 2000

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Annex A

8.30% Junior Subordinated Debentures Due 2036
8.08% Junior Subordinated Debentures Due 2037
Guarantee Agreement relating to the trust securities of PWG Capital Trust I Guarantee Agreement relating to the trust securities of PWG Capital Trust II